Exhibit 32.1

ENCORE CAPITAL GROUP, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Encore Capital Group, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. BRANDON BLACK
J. Brandon Black President and Chief Executive Officer

February 19, 2008

/s/ PAUL GRINBERG
Paul Grinberg Executive Vice President and Chief Financial Officer

February 19, 2008

This certification accompanies the above described Report and is being furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall be not be deemed filed as part of the Report.